Exhibit 99.1

QuickLogic Reports Fiscal 2020 Fourth Quarter Results

San Jose, Calif. – February 17, 2021 - QuickLogic Corporation (NASDAQ: QUIK) (“QuickLogic” or the “Company”), a developer of ultra-low power multi-core voice enabled SoCs, embedded FPGA IP, and Endpoint AI solutions, today announced its financial results for the fourth quarter of fiscal 2020, ended January 3, 2021.

Recent Highlights

●  Accelerated progress transforming the business from being primarily a product company to a platform company

●  Passed Amazon AVS Certification for Hearable Reference Design so that ODMs/OEMs can evaluate smart hearable products quickly and easily

●  Collaborated with Antmicro on open source FPGA tools and Renode support for OpenHW Group’s CORE-V MCU

●  Introduced a new, zero-cost version of the SensiML Analytics Toolkit called “Community Edition” for the rapid creation of prototypes

●  Launched Hackster.io Climate Change Contest encouraging innovators to use the QuickFeather Dev Kit and SensiML Analytics Toolkit to create technology solutions to address climate change

●  Amended Credit Facility, extending the maturity date and decreasing the interest rate

●  Introduced Qomu, an open source hardware dev kit that fits in a USB Type-A slot, enabling portability and development anywhere

Fiscal 2020 Fourth Quarter Financial Results

Total revenue for the fourth quarter of 2020 was $2.5 million, an increase of 40% compared with the third quarter of 2020, and a decrease of 13% compared with the fourth quarter of 2019. New product revenue was approximately $0.8 million in the fourth quarter of 2020, an increase of 31% compared with the third quarter of 2020, and 18% compared with the fourth quarter of 2019. The increases were primarily due to higher revenue from our sensor processing and eFPGA IP products. Mature product revenue was $1.7 million in the fourth quarter of 2020, up 46% compared with the third quarter of 2020, and down 23% compared with the fourth quarter of 2019.

Fourth quarter 2020 GAAP gross margin was 48.2%, compared with 51.9% in the third quarter of 2020, and 64.9% in the fourth quarter of 2019.

Fourth quarter 2020 non-GAAP gross margin was 51.5%, compared with 53.9% in the third quarter of 2020 and 65.6% in the fourth quarter of 2019.

Fourth quarter 2020 GAAP operating expenses were $4.1 million, compared with $3.0 million in the third quarter of 2020, and $4.8 million in the fourth quarter of 2019.

Fourth quarter 2020 non-GAAP operating expenses were $2.9 million, compared with $2.6 million in the third quarter of 2020, and from $4.2 million in the fourth quarter of 2019.

Fourth quarter 2020 GAAP net loss was $2.9 million, or $0.27 per share, compared with a net loss of $2.1 million, or $0.19 per share, in the third quarter of 2020, and a net loss of $3.1 million, or $0.37 per share, in the fourth quarter of 2019.

Fourth quarter 2020 non-GAAP net loss was $1.7 million, or $0.15 per share, compared with a net loss of $1.7 million, or $0.15 per share, in the third quarter of 2020, and a net loss of $2.4 million, or $0.29 per share, in the fourth quarter of 2019.

Fiscal Year 2020 Results

Total revenue for fiscal year 2020 was $8.6 million, compared with $10.3 million in fiscal year 2019. New product revenue was $2.8 million, compared with $3.1 million in the prior year. Mature product revenue was $5.9 million, compared with $7.2 million in fiscal year 2019.

Fiscal year 2020 GAAP gross margin was 49.2%, compared with 57.3% in fiscal year 2019. Non-GAAP gross margin for fiscal year 2020 was 51.1%, compared with 58.0% in fiscal year 2019.

GAAP operating expenses for fiscal year 2020 were $15.1 million, compared with $21.3 million in fiscal year 2019.  Non-GAAP operating expenses for fiscal year 2020 were $12.8 million, down from $18.2 million in fiscal year 2019.

GAAP net loss for fiscal year 2020 was $11.2 million, or $1.14 per share.  This compares with $15.4 million, or $2.02 per share per share in fiscal year 2019. Non-GAAP net loss for fiscal year 2020 was $8.7 million, or $0.88 per share, compared with $12.3 million or $1.60 per share for fiscal year 2019.

Please see the section below titled "Non-GAAP Financial Measures" for an explanation of the Company’s non-GAAP financial measures.

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Time / 5:30 p.m. Eastern Time today, February 17, 2021, to discuss its current financial results. The conference call will be webcast at QuickLogic’s IR Site Events Page at https://ir.quicklogic.com/ir-calendar. To join the live conference, you may dial (877) 407-0792 and international participants should dial (201) 689-8263 by 2:15 p.m. Pacific Time. No Passcode is needed to join the conference call. A recording of the call will be available starting approximately one hour after completion. To access the recording, please call (412) 317-6671 and reference the passcode 13715557. The call recording, which can be accessed by phone, will be archived until Wednesday, February 24, 2021, and the webcast will be available for 12 months on the Company's website.

About QuickLogic

QuickLogic is a fabless semiconductor company that develops low power, multi-core semiconductor platforms and Intellectual Property (IP) for Artificial Intelligence (AI), voice and sensor processing. The solutions include an embedded FPGA IP (eFPGA) for hardware acceleration and pre-processing, and heterogeneous multi-core SoCs that integrate eFPGA with other processors and peripherals. The Analytics Toolkit from the Company’s wholly owned subsidiary, SensiML Corporation, completes the end-to-end solution with accurate sensor algorithms using AI technology. The full range of platforms, software tools and eFPGA IP enables the practical and efficient adoption of AI, voice and sensor processing across the multitude of mobile, wearable, hearable, consumer, industrial, edge and endpoint IoT applications. For more information, visit www.quicklogic.com and https://www.quicklogic.com/blog/.

QuickLogic uses its website (www.quicklogic.com), the company blog

(https://www.quicklogic.com/blog/), corporate Twitter account (@QuickLogic_Corp), Facebook page

(https://www.facebook.com/QuickLogic), and LinkedIn page

(https://www.linkedin.com/company/13512/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and QuickLogic may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the Company’s website and its social media accounts in addition to following the Company’s press releases, SEC filings, public conference calls, and webcasts.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with United States Generally Accepted Accounting Principles, or U.S. GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes certain charges related to stock-based compensation, restructuring, the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of the Company's resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable U.S. GAAP financial measures.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, expectations regarding our future business, and actual results may differ due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition by competitors; our ability to hire and retain qualified personnel; our ability to capitalize on synergies with our newly acquired subsidiary SensiML Corporation; changes in product demand or supply; general economic conditions; political events, international trade disputes, natural disasters and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; the unpredictable and ongoing impact of the COVID-19 pandemic; and changes in tax rates and exposure to additional tax liabilities. These and other potential factors and uncertainties that could cause actual results to differ materially from the results contemplated or implied are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission (the "SEC"), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/, and on the SEC website at www.sec.gov. In addition, please note that the date of this press release is February 17, 2021, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

QuickLogic and logo are registered trademarks of QuickLogic. All other trademarks are the property of their respective holders and should be treated as such.

Company Contact

Brian Faith

Chief Executive Officer

(408) 990-4000

ir@quicklogic.com

IR Contact

Jim Fanucchi
Darrow Associates, Inc.
(408) 404-5400
ir@quicklogic.com

CODE: QUIK-E

-Tables Follow –

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Year Ended
	January 3, 2021	December 29, 2019	September 27, 2020	January 3, 2021	December 29, 2019
Revenue	$2,500	$2,871	$1,780	$8,634	$10,310
Cost of revenue	1,294	1,008	857	4,386	4,405
Gross profit	1,206	1,863	923	4,248	5,905
Operating expenses:
Research and development	2,145	2,754	1,380	7,544	12,350
Selling, general and administrative	1,798	2,037	1,478	6,820	8,918
Restructuring expenses	129	—	111	753	—
Total operating expense	4,072	4,791	2,969	15,117	21,268
Loss from operations	(2,866)	(2,928)	(2,046)	(10,869)	(15,363)
Interest expense	(29)	(80)	(36)	(328)	(350)
Interest and other income, net	3	36	27	97	189
Loss before income taxes	(2,892)	(2,972)	(2,055)	(11,100)	(15,524)
Provision for (benefit from) income taxes	50	91	10	51	(80)
Net loss	$(2,942)	$(3,063)	$(2,065)	$(11,151)	$(15,444)
Net loss per share:
Basic and Diluted	$(0.27)	$(0.37)	$(0.19)	$(1.14)	$(2.02)
Weighted average shares:
Basic and Diluted	11,081	8,328	11,023	9,781	7,663

Note: Net loss equals to comprehensive loss for all periods presented.

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	January 3, 2021	December 29, 2019
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$22,748	$21,548
Accounts receivable, net	1,688	1,991
Inventories	2,688	3,260
Other current assets	1,066	1,565
Total current assets	28,190	28,364
Property and equipment, net	548	830
Capitalized internal-use software, net	986	333
Right of use assets	1,839	2,370
Intangible assets, net	860	1,008
Goodwill	185	185
Other assets	280	314
TOTAL ASSETS	$32,888	$33,404
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$15,000	$15,000
Trade payables	935	1,003
Accrued liabilities	1,340	1,133
Deferred revenue	52	158
Lease liabilities, current	685	704
Total current liabilities	18,012	17,998
Long-term liabilities:
Paycheck protection program loan	1,192	—
Lease liabilities, non-current	1,197	1,583
Total liabilities	20,401	19,581
Stockholders’ equity:
Common stock, par value	11	8
Additional paid-in capital	306,885	297,073
Accumulated deficit	(294,409)	(283,258)
Total stockholders’ equity	12,487	13,823
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$32,888	$33,404

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF US GAAP AND NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts and percentages)

(Unaudited)

	Three Months Ended			Year Ended
	January 3, 2021	December 29, 2019	September 27, 2020	January 3, 2021	December 29, 2019
US GAAP loss from operations	$(2,866)	$(2,928)	$(2,046)	$(10,869)	$(15,363)
Adjustment for stock-based compensation within:
Cost of revenue	82	19	37	162	78
Research and development	597	534	51	670	2,242
Selling, general and administrative	459	101	170	907	824
Restructuring expenses and asset write-offs (1)	129	2	120	762	4
Non-GAAP loss from operations	$(1,599)	$(2,272)	$(1,668)	$(8,368)	$(12,215)
US GAAP net loss	$(2,942)	$(3,063)	$(2,065)	$(11,151)	$(15,444)
Adjustment for stock-based compensation within:
Cost of revenue	82	19	37	162	78
Research and development	597	534	51	670	2,242
Selling, general and administrative	459	101	170	907	824
Restructuring expenses and asset write-offs (1)	129	2	120	762	4
Non-GAAP net loss	$(1,675)	$(2,407)	$(1,687)	$(8,650)	$(12,296)
US GAAP net loss per share, basic and diluted	$(0.27)	$(0.37)	$(0.19)	$(1.14)	$(2.02)
Adjustment for stock-based compensation	0.11	0.08	0.03	0.18	0.42
Restructuring expenses and asset write-offs (1)	0.01	*	0.01	0.08	*
Non-GAAP net loss per share, basic and diluted	$(0.15)	$(0.29)	$(0.15)	$(0.88)	$(1.60)
US GAAP gross margin percentage	48.2%	64.9%	51.9%	49.2%	57.3%
Adjustment for stock-based compensation included in cost of revenue	3.3%	0.7%	2.0%	1.9%	0.7%
Non-GAAP gross margin percentage	51.5%	65.6%	53.9%	51.1%	58.0%

* Figures were not considered for reconciliation due to the insignificant amount.

(1) Include asset write-offs of $9,000 in the twelve months ended January 3, 2021 and $4,000 for the twelve months ended December 29, 2019.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue				Change in Revenue
	Q4 2020	Q3 2020	Fiscal 2020	Fiscal 2019	Q3 2020 to Q4 2020	2019 to 2020
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	33%	36%	32%	30%	31%	(11)%
Mature products	67%	64%	68%	70%	46%	(19)%
Revenue by geography:
Asia Pacific	24%	18%	24%	30%	82%	(31)%
North America	68%	61%	58%	47%	58%	5%
Europe	8%	21%	18%	23%	(48)%	(39)%

_____________________

(1)

New products include all products manufactured on 180 nanometer or smaller semiconductor processes, eFPGA IP license, QuickAI and SensiML AI software as a service (SaaS) revenue. Mature products include all products produced on semiconductor processes larger than 180 nanometer.